Exhibit 10.23

RULES AND CONDITIONS

FOR THE EVENTBRITE, INC.

NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PROGRAM

(THE “PROGRAM”)

The following rules and conditions have been adopted by the Board of Directors of Eventbrite, Inc. (the “Company”) to govern the deferral of Restricted Stock Units by Non-Employee Directors pursuant to the Eventbrite, Inc. 2018 Stock Option and Incentive Plan (the “Stock Plan”) and the Eventbrite, Inc. Non-Employee Director Compensation Policy (the “Policy”). Capitalized terms used but not defined herein shall have the meaning given such terms in the Stock Plan.

1.    Election to Defer the Restricted Stock Units. A Non-Employee Director may elect in advance to defer the receipt of the initial and/or annual grant of Restricted Stock Units made to such Non-Employee Director pursuant to the Policy under the Stock Plan (such grant, the “Equity Retainer”). To make such an election, except with respect to a newly elected or appointed Non-Employee Director, the Non-Employee Director must execute and deliver to the Company a deferral election form before the end of the calendar year preceding the calendar year in which the applicable Equity Retainer is scheduled to be earned and granted. A newly elected or appointed Non-Employee Director, may, upon (but no later than 30 days after) becoming a Non-Employee Director, file a deferral election with respect to the initial Equity Retainer and/or to annual Equity Retainers that are awarded subsequent to the election. An election shall remain in effect from year to year until revoked in writing by the Non-Employee Director, but any revocation shall become effective only with respect to Equity Retainers that are granted in calendar years beginning after receipt and acceptance by the Company of a written revocation. All elections (including revocation thereof) must be made during an open window period while the Non-Employee Director is not in possession of any material non-public information relating to the Company.

2.    Deferred Account. Upon the vesting of any Equity Retainer awarded to any Non-Employee Director who has elected to defer his or her Equity Retainer(s) pursuant to this Program, any shares of Stock that would otherwise have been issued to the Non-Employee Director upon such vesting shall be converted to deferred stock units on a one-to-one basis and credited to the Non-Employee Director’s deferred account (“Account”).

3.    Dividend Equivalent Amounts. If dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the Fair Market Value of a share of Stock on the dividend payment date.

4.    Period of Deferral. The deferred stock units in each Account shall be deferred until, and the period of deferral shall cease upon, the earliest of (a) 90 days after a Non-Employee Director ceases to serve as a member of the Board of Directors of the Company and incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”), (b) the consummation of a Sale Event (as defined in the Stock Plan) so long as such Sale Event constitutes a “change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A (a “Change in Control”) or (c) 90 days after the date of a Non-Employee Director’s death.

5.    Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his or her Account in the event of his or her death. A designation of beneficiary may apply to a specified percentage of a Non-Employee Director’s entire interest in his or her Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.

6.    Payment. All amounts credited to a Non-Employee Director’s Account shall be paid in shares of Stock to the Non-Employee Director, or his or her designated beneficiary (or beneficiaries) or estate, in a single lump sum as soon as practicable (but in no event later than 30 days) after the end of the first applicable period of deferral specified in Section 4 (above) occurs; provided, however, that fractional shares shall be paid in cash.

7.    Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Company shall make appropriate adjustments in the number of stock units credited to the Non-Employee Directors’ Accounts.

8.    Non-transferability of Rights. During a Non-Employee Director’s lifetime, any payment under this Program shall be made only to the Non-Employee Director. No sum or other interest under this deferred compensation arrangement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under this Program to do so shall be void. No interest under this deferred compensation arrangement shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than a Non-Employee Director to the extent required by a domestic relations order.

9.    Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under this Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Program.

10.    Section 409A. This Program is intended to be a compliant deferred compensation plan under Section 409A and shall be administered in accordance with the requirements of Section 409A.

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11.    Incorporation of Plan. This Program shall be subject to the terms and conditions of the Stock Plan and the Policy. Capitalized terms in this document shall have the meaning specified in the Stock Plan, unless a different meaning is specified herein.

Adopted as of             , 2018 (the “Effective Date”)

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EXHIBIT A

EVENTBRITE, INC.

NON-EMPLOYEE DIRECTOR’S ELECTION OF

DEFERRED EQUITY RETAINER

Election Form

1.    Pursuant to the Eventbrite Inc. 2018 Stock Option and Incentive Plan and the Rules and Conditions for the Eventbrite Inc. Non-Employee Directors’ Deferred Compensation Program (the “Program”), I, the undersigned Director, hereby elect and instruct Eventbrite Inc. (the “Company”) to defer any Equity Retainers payable to me by the Company that are earned by me for services rendered to the Company after the date hereof. I hereby elect to defer receipt of such Equity Retainers until the earliest of the events set forth in Section 4 of the Program. I understand that I will receive the amounts credited to my deferred account at the time specified in the Program in shares of Stock in a lump sum. Capitalized terms in this document shall have the meaning specified in the Program, unless a different meaning is specified herein.

2.    I hereby designate the following as my beneficiary (or beneficiaries) of my deferred account and hereby revoke any prior designation of beneficiary:

Beneficiary Name and Address	Relationship	Social Security No.	Share

If a beneficiary predeceases me, his or her share shall be paid to the other surviving beneficiaries in equal shares. If no beneficiary survives me or if there is no effective beneficiary designation, my deferred account shall be paid to my estate.

3.    I understand that with respect to all amounts credited to my deferred account, I have no greater rights than that of an unsecured creditor of the Company.

4.    I understand that the election to defer under paragraph 1 shall remain in effect for all subsequent years unless the Company accepts, pursuant to the Program, a revocation of this election. I acknowledge that any revocation of my deferral election will become effective with respect to Equity Retainers granted in calendar years beginning after the date of revocation.

Executed this      day of             , 20    .

Signature

Print Name

[Signature Page to the Election Form]

EXHIBIT B

EVENTBRITE, INC.

NON-EMPOYEE DIRECTORS’ DEFERRED COMPENSATION PROGRAM

Revocation Notice

Pursuant to the Eventbrite, Inc. (the “Company”) 2018 Stock Option and Incentive Plan (the “Plan”) and the Rules and Conditions for Non-Employee Directors’ Deferred Compensation Program (the “Program”), I, the undersigned Non-Employee Director, hereby revoke my election to defer my Equity Retainers pursuant to the Program. I understand that my revocation shall apply to Equity Retainers to be granted in the calendar year beginning after the Company’s receipt of this notice, and that Equity Retainers granted prior to then will be controlled by the terms of the Program. Furthermore, my revocation will continue thereafter, until and unless I deliver a subsequent Election Form pursuant to the Program.

Executed this      day of             , 20    .

Signature

Print Name

EXHIBIT C

EVENTBRITE, INC.

NON-EMPLOYEE DIRECTOR

CASH RETAINER ELECTION

I understand I have been offered an opportunity to receive all or a portion of my cash retainer for services as a member of the Board of Directors of Eventbrite, Inc. (the “Company”) effective with the first payment of such cash retainer after [DATE] in the form of fully vested unrestricted shares of the Company’s Class A common stock as indicated below, to be granted pursuant to the Eventbrite, Inc. 2018 Stock Option and Incentive Plan. I hereby make the following irrevocable election to receive such cash retainer fees in:

☐	Fully-vested shares of the Company’s Class A common stock with a Value (as defined in the Company’s Non-Employee Director Compensation Policy) equal to 100% of the cash retainer.

By signing below, I understand that the election shall remain in effect for all subsequent payments of the cash retainer unless the Company acknowledges receipt of my revocation of this election. I acknowledge that any revocation of my election will become effective with respect to cash retainers provided beginning after the date of revocation.

Please return signed election form to [Company contact] no later than 5 p.m., Pacific Time, on DATE             , 2018.

Executed this      day of             , 2018.

Name: